CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan for Non-Employee Directors, as amended, of AST Research, Inc. of our report dated July 26, 1995, except for Notes 5, 6, 8, 11 and 14, as to which the date is August 31, 1995, with respect to the consolidated financial statements and schedules of AST Research, Inc. included in its Annual Report (Form 10-K) for the year ended July 1, 1995, filed with the Securities and Exchange Commission.





                                   Ernst & Young LLP

Orange County, California
January 23, 1996